UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July10, 2015

SUNSHINE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-54280	36-4678532
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 East Park Avenue, Tallahassee, Florida		32301
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (850) 219-7200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On July 10, 2015, Sunshine Savings Bank (the "Bank"), the wholly owned operating subsidiary of Sunshine Financial, Inc., announced that it had submitted an application to the Florida Office of Financial Regulation ("OFR") to convert its charter from a federally-chartered savings bank to a Florida-chartered commercial bank.  Subject to receiving the necessary regulatory approvals, the conversion is expected to be completed in the fourth quarter of calendar year 2015.

Upon completion of the conversion, the Bank's primary regulator will be the OFR, with additional federal oversight provided by the Federal Deposit Insurance Corporation ("FDIC").  The Federal Reserve Board will continue to be the primary banking regulator for Sunshine Financial, Inc.
The conversion to a state charter will not affect the Bank's customers in any way.  Depositors will continue to have full protection of the FDIC.

The press release announcing the Bank's charter change is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Other Exhibits

(d)	Exhibits

99.1            Press Release dated July 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE FINANCIAL, INC

Date:	July 10, 2015	By:	/s/ Scott A. Swain
Scott A. Swain, Senior Vice President and Chief Financial Officer

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